UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    OMNI ENERGY SERVICES CORP.

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These Definitive Additional Materials are being filed with the Securities and Exchange Commission (the “SEC”) pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 3, 2010, by and among OMNI Energy Services Corp. (“we” or the “Company”), a Louisiana corporation, Wellspring OMNI Holding Corporation, a Delaware corporation (“Parent”), and Wellspring OMNI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition”) providing for the merger of Acquisition with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

As previously disclosed on pages 14 and 67 of the Definitive Proxy Statement on Schedule 14A filed with the SEC by the Company on September 23, 2010 (the “Definitive Proxy Statement”) and as further disclosed in the Company’s Current Report on Form 8-K and Definitive Additional Material on Schedule 14A each as filed with the SEC on October 18, 2010 (collectively, “Supplement to the Proxy Statement”), six purported class action lawsuits were originally filed in connection with the Merger in state courts in Lafayette Parish, Louisiana, and two purported class actions were filed in connection with the Merger in the federal district court for the Western District of Louisiana. Each court action named the Company and its directors as defendants, and the state court actions also named Wellspring Capital Management LLC (“Wellspring”), Parent and Acquisition. One of the federal actions filed, and the consolidated federal action, when the two federal actions were subsequently consolidated, named Parent, Acquisition, and Wellspring as defendants. Two of the state court proceedings were voluntarily dismissed, and the remaining cases were consolidated. The state court complaints allege, among other things, that the director defendants breached their fiduciary duties to the Company and its shareholders, among other things, by entering into the Merger Agreement, failing to disclose material information with respect to the Merger, and failing to maximize shareholder value. The Wellspring entities were claimed to have aided and abetted the alleged fiduciary duty breaches by the directors of the Company. The federal court complaints made substantially the same claims as the state court complaints, but also alleged violations of federal law relating to the Company’s proxy statement disclosures. Several of the complaints sought orders enjoining the Merger, rescinding the Merger if it is consummated, imposing a constructive trust, and awarding damages, attorneys’ fees and expenses, and other relief. The complaints requested class action certification and rulings that the named plaintiffs were representative of a class of similarly-situated persons. No class has yet been certified. Plaintiffs in certain of the state actions and both federal actions moved for expedited discovery. The state court ordered discovery to proceed in the state actions.

On October 14, 2010, we, along with the other defendants, entered into a memorandum of understanding with the federal plaintiffs regarding the settlement of the consolidated actions in Sherwin Johnson v. Brian Recatto, et al. Civil Action No. 6:10-CV-01068, and John E. and Jaime Daigle v. Dennis R. Sciotto, et al, Civil Action No. 010-1170 filed in the United States District Court for the Western District of Louisiana, Lafayette Division (the “Federal Court”). The Company filed the Supplement to the Proxy Statement in connection with the Federal Court settlement.

The consolidated actions in state court captioned Dominick Nasuti v. OMNI Energy Services Corp., et al. No. C-20103872 C (La. 15th JDC); consolidated with Kevin J. Jeansonne v. OMNI Energy Services Corp., et al., No. C-20104156 C (La. 15th JDC); consolidated with Ted Moreno v. OMNI Energy Services Corp., et al., No. C-20103872 C (La. 15th JDC); and consolidated with Kenneth Olsen, et al. v. Omni Energy Services Corp., et al., No. C-20104041 C (La 15th JDC) filed in the 15th Judicial District Court, Parish of Lafayette, State of Louisiana (the “State Court”), remained pending notwithstanding the Federal Court settlement.

Following the execution of the memorandum of understanding with the Federal Court plaintiffs, defendants moved for and were granted a stay of the consolidated State Court actions. Shortly thereafter, the state plaintiffs requested and were granted the right to intervene in the Federal Court action to, among other things, request that the Federal Court vacate the stay of the State Court actions. The State Court plaintiffs also requested, and were granted, an expedited hearing of their motions. The Federal Court lifted the stay. The State Court plaintiffs filed a motion in State Court for a preliminary injunction enjoining the shareholder vote on the Merger. A hearing on the preliminary injunction motion was set for October 25, 2010 in State Court. Defendants filed papers in opposition to the State Court plaintiffs’ motion for preliminary injunction and challenging the scheduling of the preliminary injunction hearing.

On October 24, 2010, we, along with the other defendants, entered into a memorandum of understanding with the state plaintiffs regarding the settlement of the consolidated actions pending in State Court. Pursuant to the memorandum of understanding with the State Court plaintiffs, we, together with the other defendants, agreed that in addition to the disclosures in the Supplement to the Proxy Statement that State Court plaintiffs’ counsel in the State Court had previously requested and some of which was contained in the Supplement to the Proxy Statement, the Company would make further supplemental disclosures regarding the Merger.

The Company believes that no further supplemental disclosure is required under applicable laws; however, to avoid the risk of the State Court putative shareholder actions delaying or adversely affecting the Merger and to minimize the expense of defending such actions, the Company has agreed, pursuant to the terms of the proposed State Court settlement, to make certain additional supplemental disclosures related to the proposed Merger, all of which are set forth below.

The State Court memorandum of understanding contemplates that the parties will enter into a stipulation of settlement with the individual named plaintiffs, and that the named plaintiffs in the State Court action will dismiss the State Court action against the defendants. In connection with the State Court settlement, the parties contemplate that counsel for the State Court plaintiffs will file, and the defendants will not oppose, a petition in the State Court for an award of attorneys’ fees and expenses (which may include allocations from those attorneys’ fees and expenses for payments to the named plaintiffs) to be paid by the Company or its successor to the attorneys for the named plaintiffs in the State Court action.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of certain outstanding shareholder suits described in these Definitive Additional Materials on Schedule 14A, the Company has agreed to make these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

Opinion of the Special Committee’s Financial Advisor

The following disclosure supplements the discussion beginning on page 34 of the Definitive Proxy Statement concerning the methodologies, assumptions, analysis, and review of Gulfstar.

Comparable Companies Analysis.

GulfStar calculated the multiples of enterprise value to EBITDA for the selected companies described below.

The comparable companies were selected because they were deemed to be similar to the Company based upon the industry served as well as one or more of the following criteria: nature of business, size, diversification, financial performance or geographic concentration. No specific numeric or other similar criteria were used to select the comparable companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. GulfStar identified a sufficient number of companies for purposes of its analysis but may not have included all companies that might be deemed comparable to the Company.

GulfStar calculated enterprise value as a multiple of TTM EBITDA, enterprise value as a multiple of calendar year ending December 31, 2010 and enterprise value as a multiple of calendar year ending December 31, 2011 EBITDA for the selected companies. The selected companies and calculated multiples were:

Company	Enterprise Value to TTM EBITDA(1)	Enterprise Value to 2010E EBITDA	Enterprise Value to 2011E EBITDA
Superior Energy Services, Inc.	7.9x	5.6x	4.7x
Oil States International, Inc.	6.7x	6.0x	4.9x
Key Energy Services, Inc.	16.5x	8.6x	5.3x
Complete Production Services, Inc.	10.4x	6.2x	4.8x
Superior Well Services, Inc.	134.1x	10.5x	6.1x
Basic Energy Services, Inc.	21.0x	9.1x	5.6x
Allis-Chalmers Energy Inc.	9.3x	6.4x	4.5x
Newpark Resources, Inc.	19.0x	7.9x	6.3x
Geokinetics Inc.	7.0x	5.8x	3.0x
TGC Industries, Inc.	4.6x	3.0x	2.5x

Equity values used in the comparable companies analysis were calculated using the closing price of the common stock of the selected companies listed above as of May 28, 2010, multiplied by their fully diluted shares outstanding. The enterprise values used in the comparable companies analysis were calculated using their respective equity values plus the most recent publicly available balance sheet information. TTM EBITDA for the selected companies analysis was calculated for the TTM period ending March 31, 2010, and was based on publicly-filed SEC reporting documents. Estimates of EBITDA for the selected companies listed above for the calendar year ending December 31, 2010 and 2011 were based on average analyst estimates compiled by Capital IQ or Thomson Reuters as of May 28, 2010.

The comparable companies analysis indicated the following:

	Enterprise Value to TTM EBITDA(1)	Enterprise Value to 2010E EBITDA	Enterprise Value to 2011E EBITDA
Mean	7.7x	6.9x	4.8x
Median	7.5x	6.3x	4.9x
High	10.4x	10.5x	6.3x
Low	4.6x	3.0x	2.5x
The Company
Based on Merger Consideration ($2.75/share)	7.6x	6.4x	5.2x

(1)	Enterprise Value to TTM EBITDA multiples greater than 15.0x were excluded from the summary table above; GulfStar noted that these multiples were not meaningful due to their outlier status relative to the other Comparable Company Valuations as well as their significant deviation from the 2010E and 2011E EBITDA multiples for the respective comparable companies.

For the Company, GulfStar applied a range of subjectively selected multiples derived from the selected companies enterprise values to TTM and estimated 2010 and 2011 EBITDA to the corresponding financial data of the Company in order to derive implied per share equity value reference ranges for Company Common Stock. GulfStar selected enterprise value multiple ranges of 6.5x to 8.0x TTM EBITDA, 5.5x to 7.5x management’s 2010E EBITDA, and 4.5x to 5.5x management’s 2011E EBITDA.

This analysis indicated the following implied per share equity value reference ranges for Company Common Stock, as compared to the Merger Consideration:

Implied per Share Equity Value Reference Ranges for the Company
TTM EBITDA	2010E EBITDA	2011E EBITDA	Merger Consideration
$2.09 — $2.99	$2.09 —$3.51	$2.15 —$3.03	$2.75

No company utilized in the comparable companies analysis is identical to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the enterprise values, calculated as described above or other values of the companies to which the Company was compared. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degrees of operational risk between the Company and the selected companies included in the comparable companies analysis.

Precedent Transactions Analysis.

GulfStar calculated multiples of enterprise value to TTM EBITDA and certain other financial data based on the purchase prices paid in selected publicly-announced transactions described below.

In selecting the transactions used in its analysis, GulfStar searched selected databases and public filings for precedent transactions. GulfStar identified 11 transactions, including both private and public target companies, that were announced after June 1, 2006 and had closed prior to June 1, 2010 where the target companies were deemed to be similar to the Company upon the industry served as well as one or more of the following criteria: the nature of their business, size, diversification, financial performance or geographic concentration. No specific numeric or other similar criteria were used to select the precedent transactions, including the public company status of the target companies, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded. GulfStar identified a sufficient number of transactions for purposes of its analysis, but may not have included all transactions that might be deemed comparable to the Merger. Valuation multiples for the selected precedent transactions were derived based on the transaction enterprise value at the date of announcement as a multiple of the target company’s TTM EBITDA. The selected transactions and calculated multiples were:

Announced Date	Closed Date	Acquiror	Target	Enterprise Value to TTM EBITDA
12/11/2009	1/26/2010	Superior Energy Services, Inc.	Hallin Marine Subsea International Plc	5.6x
8/31/2009	4/28/2010	Baker Hughes Incorporated	BJ Services Company	6.4x
4/29/2009	7/31/2009	Clean Harbors Canada, Inc.	Eveready Inc.	4.9x
6/3/2008	8/18/2008	Smith International, Inc.	W-H Energy Services, Inc.	10.2x
3/29/2008	5/20/2008	BJ Services Company	Innicor Subsurface Technologies Inc.	9.9x
1/30/2008	4/4/2008	Essential Energy Services Trust	Builders Energy Services Trust	5.3x
6/12/2007	12/11/2007	Cal Dive International, Inc.	Horizon Offshore, Inc.	6.2x
11/1/2006	2/14/2007	ValueAct Capital, LLC	Seitel, Inc.	5.3x
10/23/2006	1/8/2007	National Oilwell Varco, Inc.	NQL Energy Services Inc.	6.3x
9/25/2006	12/12/2006	Superior Energy Services, Inc.	Warrior Energy Services Corporation	11.2x
9/5/2006	1/12/2007	Compagnie Generale de Geophysique	Veritas DGC Inc.	6.9x

The enterprise values used in the precedent transactions analysis were calculated as of the announcement date of the transaction based on the publicly disclosed terms of the transaction and transaction information compiled by Capital IQ and/or other publicly available information. TTM EBITDA for the precedent transactions was calculated based on the target company’s Form 10-K, Form 10-Q, or equivalent foreign securities report, as applicable, last filed prior to the announcement of the relevant transaction, financial information compiled by Capital IQ and/or other publicly available information.

The selected precedent transactions indicated the following:

Enterprise Value to TTM EBITDA
Mean	7.1x
Median	6.3x
High	11.2x
Low	4.9x
OMNI
Based on the Merger Consideration ($2.75/share)	7.6 x

For the Company, GulfStar applied a range of subjectively selected multiples derived from the precedent transactions analysis of enterprise value to TTM EBITDA to the corresponding financial data of the Company in order to derive implied per share equity value reference ranges for OMNI’s common stock[, irrespective of whether such per share equity value resulted implied a control premium relative to the Company stock price on May 28, 2010]. GulfStar selected enterprise value multiple ranges of 5.5x to 7.5x TTM EBITDA.

This analysis indicated the following implied per share equity value reference ranges for Company Common Stock, as compared to the merger consideration:

Implied per Share Equity Value Reference Ranges for the Company
TTM EBITDA	Merger Consideration
$1.49 — $2.69	$2.75

No transaction utilized in the precedent transactions analysis is identical to the Merger nor are the target companies identical to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the enterprise values, calculated as described above or other values of the transaction to which the Merger was compared. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degrees of operational risk between the Company and the target companies included in the precedent transactions analysis.

Discounted Cash Flow Analysis.

GulfStar performed a discounted cash flow analysis of the Company using OMNI Management Projections for the period beginning on June 1, 2010 to the calendar year ending December 31, 2015. GulfStar calculated a range of implied present values as of June 1, 2010 of unlevered, after-tax, cash flows that OMNI was forecasted to generate during the aforementioned period using discount rates ranging from 17.0% to 19.0% based on the Company’s weighted average cost of capital calculated using the Capital Asset Pricing Model. GulfStar also calculated terminal values for the Company, as of December 31, 2015, using a range of implied perpetuity growth rates of 4.0% to 6.0%. The estimated terminal values were then discounted to present value as of June 1, 2010 using the aforementioned discount rates.

The discounted cash flow analysis indicated the following implied equity value per share reference range of Company Common Stock, as compared to the merger consideration:

Implied per Share Equity Value Reference Range for the Company	Merger Consideration
$2.15 — $3.34	$2.75

Premiums Paid Analysis.

GulfStar analyzed the acquisition premium offered relative to target share price in selected transactions that were announced on or after June 1, 2006 and had closed prior to June 1, 2010, where 100% of the target’s equity was acquired in connection with the transaction, the target was an oilfield service or related company whose common stock traded on the NYSE, Nasdaq or OTC Bulletin Board and the transaction equity value was less than $7.5 billion based on information obtained by Capital IQ, as of May 28, 2010. Transactions where there was no premium paid to the target’s stock price on the last trading day prior to announcement were excluded.

GulfStar calculated the premium offered at the announcement of the transaction to the target’s closing stock price 1-day prior to announcement (defined as the percentage differential between the offer price and the last trading day before announcement), 1-week prior to announcement (defined as the percentage differential between the offer price and the target’s closing stock price five trading days before announcement), and 1-month prior to announcement (defined as the percentage differential between the offer price and the target’s closing stock price on the last trading day closest to 30 calendar days before announcement). The selected transactions and premiums used in GulfStar’s analysis were:

				Premium Paid Relative to Target Closing Price Stock
				1-Day	1-Week	1-Month
Announced Date	Closed Date	Acquiror	Target	Prior to Announcement
8/31/2009	4/28/2010	Baker Hughes Inc	BJ Services Company	16.3%	16.0%	26.5%
6/1/2009	11/18/2009	Cameron International Corporation	NATCO Group Inc.	30.8%	47.0%	45.8%
6/8/2008	12/23/2008	Precision Drilling Trust	Grey Wolf Inc.	9.1%	13.6%	19.0%
6/3/2008	8/18/2008	Smith International Inc.	W-H Energy Services, Inc.	9.4%	10.2%	24.5%
12/16/2007	4/21/2008	National Oilwell Varco, Inc.	Grant Prideco Inc.	22.2%	15.9%	23.2%
6/12/2007	12/11/2007	Cal Dive International Inc	Horizon Offshore Inc.	13.6%	10.1%	22.7%
3/28/2007	6/14/2007	United States Steel Corp.	Lone Star Technologies, Inc.	37.6%	38.7%	35.5%
3/18/2007	7/11/2007	Hercules Offshore, Inc.	TODCO	28.9%	25.4%	28.3%
2/11/2007	5/7/2007	Tenaris SA	Hydril Company LP	16.8%	16.2%	40.5%
11/1/2006	2/14/2007	ValueAct Capital, LLC	Seitel Inc.	5.5%	3.1%	2.0%
9/25/2006	12/12/2006	Superior Energy Services Inc.	Warrior Energy Services Corporation	85.1%	59.7%	35.0%
9/10/2006	12/1/2006	IPSCO Inc.	NS Group Inc.	43.0%	42.0%	41.0%
9/5/2006	1/12/2007	Compagnie Generale de Geophysique	Veritas DGC Inc.	20.6%	37.3%	33.4%
6/12/2006	10/5/2006	Tenaris SA	Maverick Tube Corp.	36.6%	36.4%	19.8%

The premiums paid analysis indicated the following:

	Premium Paid Relative to Target Closing Price Stock
	1-Day	1-Week	1-Month
	Prior to Announcement
Mean	26.8%	26.5%	28.4%
Median	21.4%	20.8%	27.4%
High	85.1%	59.7%	45.8%
Low	5.5%	3.1%	2.0%

For the Company, GulfStar applied a range of subjectively selected premiums to the Company Common Stock closing stock price on May 28, 2010 derived from the premiums analysis to derive implied per share equity value reference ranges for Company Common Stock. GulfStar selected premium ranges of 9.1% to 43.0% based on the 1-day premiums, 10.1% to 47.0%, based on the 1-week premiums and 19.0% to 41.0% based on the 1-month premiums. This analysis indicated the following implied per share equity value reference ranges for Company Common Stock, as compared to the Merger Consideration:

Implied per Share Equity Value Reference Ranges for the Company
1-Day	1-Week	1-Month	Merger Consideration
$2.24 — $2.93	$2.26 —$3.01	$2.44 —$2.89	$2.75

Other Matters

GulfStar was engaged to act as financial advisor to the Special Committee for the purpose of rendering a fairness opinion to the Special Committee in connection with the execution of the Merger Agreement. Under the terms of GulfStar’s engagement, it received an aggregate fee of $325,000 for its services, $50,000 of which was payable on execution of GulfStar’s engagement letter with the remaining $275,000 payable on delivery of its opinion to the Special Committee. This fee was not contingent upon the successful completion of the Merger. The Company has also agreed to reimburse GulfStar for its expenses and to indemnify it and certain related parties for certain potential liabilities arising out of its engagement. GulfStar’s opinion was approved and authorized by a fairness review committee of GulfStar.

The Special Committee selected GulfStar based upon GulfStar’s experience and reputation in rendering financial opinions, its knowledge of the Company’s industry, and its independence from both the management of the Company and the financial sponsor of the proposed Merger. GulfStar has issued multiple fairness opinions to public and private companies regarding mergers, acquisitions and equity investments and has extensive transaction experience and expertise in the oilfield service industry. GulfStar has not had any material relationship with the Company, its management or Wellspring or their respective affiliated entities over the past five years.

The following disclosure supplements the discussion on page 57 of the Definitive Proxy Statement after the table summarizing the financial projections. It concerns the rationale for employing discount rates ranging from seventeen percent (17%) to approximately nineteen percent (19%) in its discounted cash flow valuation analysis of OMNI.

The Company is aware of another study that would establish the Weighted Average Cost of Capital for OMNI, or the appropriate discount rate, in the range utilized by Gulfstar in its valuation analysis.

The following disclosure supplements the discussion on page 57 of the Definitive Proxy Statement after the table summarizing the financial projections. It concerns the effect of the restatements of the financial statements to reflect certain obligations associated with certain subordinated promissory notes recorded as compensation for services rather than purchase price consideration, as originally presented.

RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The financial statements have been restated for all years presented to reflect certain contingent obligations associated with certain subordinated promissory notes recorded as compensation for services rather than purchase price consideration, as originally presented. Accordingly, goodwill and other intangibles initially recorded were revised as a result of the reduction in purchase price that was replaced by compensation for services recorded during the period of the required contingent employment of the shareholders of the acquired entities. Further, the impairment recorded in 2008 and 2009 associated with the impacted goodwill and intangibles was adjusted accordingly. Where appropriate, all footnotes contained herein have also been restated to conform with the corrections described above. The effect on the previously filed financial statements is included below:

	DECEMBER 31, 2009
December 31, 2009 Financial Statements:	As Previously Reported	Adjustment	As Restated
	(In thousands)
OTHER ASSETS
Goodwill	$7,824	$(1,238)	$6,586
Licenses, permits and other intangibles assets, net	9,816	(392)	9,424
TOTAL ASSETS	127,274	(1,630)	125,644
CURRENT LIABILITIES
Accrued expenses	3,895	1,922	5,817
Current maturities of long-term debt and capital leases	16,355	(4,474)	11,881
LONG-TERM LIABILITIES
Long-term debt and capital leases, less current maturities	35,941	(2,210)	33,731
Deferred tax liability	17,293	1,156	18,449
STOCKHOLDERS’ EQUITY
Accumulated deficit	(52,714)	1,976	(50,738)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	127,274	(1,630)	125,644

	YEAR ENDED DECEMBER 31, 2009
	As Previously Reported	Adjustment	As Restated
	(In thousands, except per share data)
Operating expenses
General and administrative expense (exclusive of depreciation and amortization shown separately above)	$22,211	$2,405	$24,616
Impairment of goodwill and intangibles	2,369	(2,369)	—
Operating income	1,353	(36)	1,317
Interest expense	(3,685)	265	(3,420)
Income (loss) before taxes	(2,318)	229	(2,089)
Income tax expense	(591)	—	(591)
Net income (loss)	(2,909)	229	(2,680)
Net income (loss) available to common stockholders	(3,395)	229	(3,166)
Basic income (loss) per common share:
Net income (loss) available to common stockholders	(0.16)	0.01	(0.15)
Diluted income (loss) per common share:
Net income (loss) available to common stockholders	(0.16)	0.01	(0.15)

	YEAR ENDED DECEMBER 31, 2009
	As Previously Reported	Adjustment	As Restated
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,909)	$229	$(2,680)
Adjustments to reconcile net income (loss) to net cash provided by operating activities -
Impairment of goodwill and intangibles	2,369	(2,369)	—
Accrued expenses and other payables	(12,281)	(543)	(12,824)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(14,656)	2,683	(11,973)

	DECEMBER 31, 2008
December 31, 2008 Financial Statements:	As Previously Reported	Adjustment	As Restated
	(In thousands)
OTHER ASSETS:
Goodwill	$8,614	$(2,028)	$6,586
Customer intangible assets, net	2,726	1,418	4,144
Licenses, permits and other intangibles assets, net	13,626	(3,390)	10,236
TOTAL ASSETS	163,522	(4,000)	159,522
CURRENT LIABILITIES:
Accrued expenses	7,599	4,264	11,863
Current maturities of long-term debt and capital leases	17,564	(7,333)	10,231
LONG-TERM LIABILITIES:
Long-term debt and capital leases, less current maturities	45,710	(3,833)	41,877
Deferred tax liability	17,597	1,155	18,752
STOCKHOLDERS’ EQUITY:
Accumulated deficit	(49,319)	1,747	(47,572)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	163,522	(4,000)	159,522

	YEAR ENDED DECEMBER 31, 2008
	As Previously Reported	Adjustment	As Restated
	(In thousands, except per share data)
Operating expenses
Depreciation and amortization	$13,313	$(300)	$13,013
General and administrative expense (exclusive of depreciation and amortization shown separately above)	31,006	933	31,939
Total operating expenses	172,152	633	172,785
Impairment of goodwill and intangibles	25,047	(13,283)	11,764
Operating income (loss)	(4,030)	12,650	8,620
Interest expense	(6,826)	404	(6,422)
Gain (loss) on debt extinguishment	120	(120)	—
Income (loss) before taxes	(10,487)	12,934	2,447
Income tax expense	(3,153)	(1,059)	(4,212)
Net income (loss)	(13,640)	11,875	(1,765)
Net income (loss) available to common stockholders	(14,129)	11,875	(2,254)
Basic income (loss) per common share:
Net income (loss) available to common stockholders	(0.72)	0.61	(0.11)
Diluted income (loss) per common share:
Net income (loss) available to common stockholders	(0.72)	0.61	(0.11)

	YEAR ENDED DECEMBER 31, 2008
	As Previously Reported	Adjustment	As Restated
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(13,640)	$11,875	$(1,765)
Adjustments to reconcile net income (loss) to net cash provided by operating activities -
Depreciation and amortization	13,313	(300)	13,013
Impairment of goodwill and intangibles	25,047	(13,283)	11,764
Gain on extinguishment of debt	(120)	120	—
Deferred taxes	2,865	1,059	3,924
Accounts payable and accrued expenses	(2,968)	(3,017)	(5,985)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(19,604)	3,546	(16,058)

	YEAR ENDED DECEMBER 31, 2007
December 31, 2007 Financial Statements:	As Previously Reported	Adjustment	As Restated
	(In thousands, except per share data)
Operating expenses
Depreciation and amortization	$10,761	$(250)	$10,511
General and administrative expense (exclusive of depreciation and amortization shown separately above)	28,117	8,785	36,902
Total operating expenses	148,957	8,535	157,492
Operating income (loss)	23,522	(8,535)	14,987
Interest expense	(6,936)	360	(6,576)
Income (loss) before taxes	15,673	(8,175)	7,498
Income tax expense	(5,504)	(96)	(5,600)
Net income (loss)	10,169	(8,271)	1,898
Net income (loss) available to common stockholders	9,411	(8,271)	1,140
Basic income (loss) per common share:
Net income (loss) available to common stockholders	0.52	(0.46)	0.06
Diluted income (loss) per common share:
Net income (loss) available to common stockholders	0.40	(0.35)	0.05
Number of weighted average shares:
Basic	18,077	—	18,077
Diluted	25,634	(2,877)	22,757

	YEAR ENDED DECEMBER 31, 2007
	As Previously Reported	Adjustment	As Restated
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$10,169	$(8,271)	$1,898
Adjustments to reconcile net income (loss) to net cash provided by operating activities -
Depreciation and amortization	10,761	(250)	(10,511)
Deferred taxes	4,328	96	4,424
Accounts payable and accrued expenses	7,067	5,425	12,492
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(26,240)	3,000	(23,240)

Additional Information and Where to Find It

In connection with the proposed Merger, the Company filed the Definitive Proxy Statement and a form of proxy with the SEC on September 23, 2010 and the Definitive Proxy Statement and a form of proxy were mailed to the shareholders of record of the Company as of September 15, 2010. In addition, the Company filed the Supplement to the Proxy Statement with the SEC on October 18, 2010 and the Supplement to the Proxy Statement was mailed to the shareholders of record of the Company as of September 15, 2010. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT TO THE PROXY STATEMENT CAREFULLY BECAUSE THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT TO THE PROXY STATEMENT CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The shareholders of the Company will be able to obtain, without charge, a copy of the Definitive Proxy Statement, Supplement to the Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The shareholders of the Company will also be able to obtain, without charge, a copy of the Definitive Proxy Statement, Supplement to the Proxy Statement and other relevant documents by written or telephonic request directed to OMNI Energy Services Corp., Attn: Corporate Secretary, 4500 N.E. Evangeline Thruway, Carencro, Louisiana 70520, telephone (337) 896-6664, on the Investor Relations page of the Company’s corporate website at www.omnienergy.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the Merger Agreement. Information regarding OMNI’s directors and executive officers is contained in the Definitive Proxy Statement, the Supplement to the Proxy Statement, Amendment No. 3 to Schedule 13E-3 filed on September 23, 2010, and the proxy statement dated April 30, 2010, each of which is filed with the SEC. You can obtain free copies of these documents from OMNI using the contact information set forth above.